SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: July 1, 2004
(Date of earliest event reported):

ACTION PERFORMANCE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No.: 0-21630

Arizona (State or other jurisdiction of incorporation or jurisdiction)	86-0704792 (IRS Employer Identification No.)

1480 South Hohokam Drive
Tempe, Arizona	85281
(Address of principal	(Zip Code)
executive offices)

(602) 337-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits

SIGNATURES

EX-99

Item 5. Other Events

     On July 1, 2004, Action Performance Companies, Inc. issued a press release announcing that it intends to redeem its 4 3/4% convertible subordinated notes due 2005. The redemption will be funded by a portion of a $75 million four-year credit facility, which the company simultaneously announced today. The $29.9 million in subordinated debt will be redeemed on August 2, 2004, at a price of 100.68 percent.

Item 7. Financial Statements and Exhibits

     Exhibit 99 Press release of Action Performance Companies, Inc., dated July 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2004	Action Performance Companies, Inc.

	By:	/s/ R. David Martin

	Name:	R. David Martin
	Title:	Chief Financial Officer, Secretary and Treasurer